Exhibit 3.1

AMENDED BYLAWS

OF

BANKUNITED FINANCIAL CORPORATION

BYLAWS

OF

BANKUNITED FINANCIAL CORPORATION

ARTICLE ONE

MEETINGS OF STOCKHOLDERS

1.1 Annual Meeting of Stockholders. An annual meeting of stockholders of BankUnited Financial Corporation (the “Corporation”) shall be held for each fiscal year of the Corporation at such time and place, within or outside of the State of Florida, as may from time to time be fixed by the Board of Directors; provided, however, that failure to hold the annual meeting does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the Corporation.

1.2 Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, or by the holders of not less than 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Special meetings of the stockholders shall be held at such time and place, within or outside of the State of Florida, as may be determined by the person or persons calling the meeting.

1.3 Notice. The Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and hour of all meetings of stockholders, no fewer than 10 nor more than 60 days before the date of the meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Notice may be written or, if reasonable under the circumstances, oral. Notice may be communicated in person; by telephone, voice mail (where oral notice is reasonable), other electronic means; or by mail or other method of delivery. Notice by electronic transmission is written notice. If mailed, notice is effective when deposited in the United States mail with first class postage thereon prepaid, correctly addressed to the stockholder’s address shown in the Corporation’s current record of stockholders. Notice by electronic transmission is effective when electronically transmitted to the stockholder in a manner authorized by the stockholder. Oral notice is effective when communicated directly to the person to be notified. No notice of any meeting of stockholders need be given to any stockholder who signs a waiver of notice, either before or after the meeting. A stockholder’s attendance at a meeting, in person or by proxy, waives objection (a) to lack of notice or defective notice of the meeting and all objections to the place of the meeting, time of the meeting and the manner in which it has been called or convened unless the stockholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

1.4 Fixing of Record Date. For the purpose of determining stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, to receive payment of any dividend, or to take any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. A record date may not be more than 70 days before the meeting or action requiring a determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

1.5 Voting; Presiding Officer. At all meetings of the stockholders, each holder of shares of the capital stock of the Corporation as of the record date fixed by the Board of Directors shall be entitled to cast such vote as he or she may have, either in person or by written proxy, for each share standing in his or her name on the books of the Corporation. The Chairman of the Board, or if there is no such officer, the President, shall preside at all meetings of the stockholders, unless he or she delegates such authority.

1.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy appointed in writing or by electronic transmission in accordance with Florida law. The proxy may be appointed by the stockholder, by a person entitled to vote on behalf of a stockholder or by a stockholder’s duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. An appointment of a proxy is valid for up to 11 months unless a longer period is expressly provided in the appointment.

1.7 Voting of Shares in the Name of Two or More Persons. When shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting, in person or by proxy, shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the appropriate Florida court or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held by unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

1.8 Voting of Shares by Certain Holders. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the Corporation is entitled to accept the same and give it effect as the act of the stockholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of the Corporation’s stockholder, the Secretary of the Corporation, or other officer or agent designated by the Board of Directors, shall be entitled, acting in good faith on behalf of the Corporation, to accept the vote, consent, waiver or proxy appointment, and give it effect as the act of the stockholder, if the name signed purports to be that of a fiduciary, receiver, trustee, assignee, pledgee, beneficial owner or attorney in fact of the stockholder and, if the corporation requests, evidence acceptable to the Secretary, or designated officer or agent of the signatory’s authority and status has been presented with respect to the vote, consent, waiver or proxy appointment. The Secretary or designated officer or agent shall make such determination as to voting of shares in his or her reasonable judgment based on information available to him or her at the time of the stockholder meeting. The Secretary of the Corporation or other designated officer or agent is entitled to reject a vote, consent, waiver or proxy appointment in good faith if he or she has reasonable basis for doubt about the validity of the signature or also with the signatory’s authority.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

1.9 Quorum: Adjournment. At all meetings of stockholders, the presence, in person or by proxy, of shares of the Corporation representing at least a majority of the votes entitled to be cast on a matter at the meeting shall constitute a quorum for the transaction of business on that matter, and, except as otherwise required by law, action on a matter is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors at a meeting at which a quorum is present. Where a separate vote by a class or classes is required, the presence, in person or by proxy, of shares representing at least a majority of the votes of such class or classes entitled to be cast on the matter shall constitute a quorum entitled to take action with respect to that matter, and action on the matter is approved if the votes cast within the class or classes favoring the action exceed the votes cast opposing the action. The holders of a majority of the votes represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. Notwithstanding the foregoing, the votes required to approve any action on a matter shall not be greater than that required, at the time that the matter is presented to stockholders, by law and the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded.

ARTICLE TWO

DIRECTORS

2.1 Powers of the Board. Subject to the Florida Business Corporation Act and the Corporation’s Articles of Incorporation, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

2.2 Number of Directors; Conduct of Meetings. The Board of Directors shall consist of not less than five nor more than 12 members, such number within these parameters to be set by the Board of Directors by resolution. Except with respect to any directors elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, the Board of Directors shall be divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of stockholders. The terms of office of directors of Class I shall expire at the annual meeting of stockholders in 2003, that of the directors of Class II at the 2004 meeting, and that of the directors of Class III at the 2005 meeting. At each annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at such meeting (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Nominations for election to the Board may be made by or at the direction of the Board of Directors or, if required by the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded, by a Nominating Committee of the Board of Directors. In all cases, each director shall serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

A majority of said directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided in these Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

The Chairman of the Board of Directors, or if the Chairman of the Board of Directors has not been appointed or is absent, then the Vice Chairman of the Board having the longest tenure among those Vice Chairmen present, or such other director designated by the Chairman or by a majority of the directors present at the meeting, shall preside at any meeting of the Board of Directors.

2.3 Qualifications. Every director shall, while elected and serving on the Board, attend at least seventy-five percent (75%), or the number otherwise determined by the Board, of all regularly scheduled meetings of the Board held during each period between consecutive annual meetings of the stockholders, and shall automatically cease to be a director, and shall be deemed to have voluntarily resigned, upon the occurrence of the first absence that exceeds the permitted number of absences for the period, not counting absences excused by the Board or a designated committee thereof.

2.4 Vacancies. Except with respect to any directors elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, the Board of Directors, or if required by the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded, a Nominating Committee of the Board of Directors, may nominate individuals to fill vacancies and newly created directorships resulting from an increase in the authorized number of directors. Such nominations may be approved by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. As to any director elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the holders of such series of stock or preferred stock that elected such director, such action to be taken at a meeting called for such purpose. The directors elected to fill a vacancy or a newly created directorship resulting from an increase in the number of directors, shall hold office until the next annual election of directors by the stockholders and the election and qualification of his successor.

2.5 Meeting of the Board of Directors; Notice. The directors may hold regular or special meetings and shall meet annually on the same day as the annual meeting of the stockholders; provided, however, that the failure to hold the annual meeting shall not work a forfeiture or affect otherwise valid corporate acts. Regular meetings may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the directors may be called at any time by the Chairman of the Board or President, or by any two directors, upon written or oral notice given at least 24 hours before the time set for the start of the meeting. Notice of any meeting may be given in person, by telephone, voice mail, other electronic means or by mail or other method of delivery and shall be effective in accordance with Florida law. Notice of any meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or outside of the State of Florida at such place as may be determined by the person or persons calling the meeting.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by law shall constitute presence in person at such meeting.

2.6 Director Action Without a Meeting. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken and signed by all the directors, is filed with the minutes of the proceedings of the directors.

2.7 Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board of Directors or the President.

2.8 Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which compensation may include reasonable expenses of attendance, if any. The Board of Directors shall also have the authority to compensate members of either standing or special committees for their attendance at committee meetings.

2.9 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she objects at the beginning of the meeting (or promptly upon arrival) to holding it or to transacting specified business at the meeting or votes against or abstains from the action taken. Such right to dissent shall not apply to a director who voted in favor of such action.

2.10 Removal. Any member of the Board of Directors may be removed at any time with or without cause by the stockholders or, if permitted by law, by a majority of the full Board of Directors.

ARTICLE THREE

COMMITTEES OF THE BOARD OF DIRECTORS

3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the full Board, may designate the Chief Executive Officer and two or more of the other directors to constitute an Executive Committee. At least one member of the Executive Committee shall qualify as “independent” as defined under securities laws and regulations and the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors in the management and affairs of the Corporation, except to the extent that such authority shall be limited by the Articles of Incorporation, these Bylaws, the laws of the State of Florida or the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded.

3.2 Audit, Compensation and Other Committees. The Board of Directors shall, by resolution, establish an Audit Committee, a Compensation Committee, a Corporate Governance or Nominating Committee and such other committees as may be required to comply with applicable securities laws and regulations or the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded. The directors appointed to serve on such Committees shall qualify as “independent” directors under the definitions stated in such laws, regulations and rules. In addition, a majority of the members of the Compensation Committee shall qualify as “outside” directors under the definition stated in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Audit Committee shall have the sole authority and responsibility to directly appoint, compensate and oversee the independent auditors as well as such other authority, responsibility and function as may be specified in the Charter of the Audit Committee approved by the Board. The Compensation Committee shall approve and recommend the compensation of the Chief Executive Officer and the President to the Board of Directors and shall approve the compensation of all other executive officers. The

Compensation Committee shall also be responsible for the oversight and administration of the Corporation’s stock option, stock award and bonus compensation plans. The Corporate Governance or Nominating Committee shall approve all nominations for director. The Board of Directors may also establish by resolution, such other standing or special committees as it may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.

3.3 Tenure. Subject to the provisions of Section 3.8, each member of a Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Committee.

3.4 Meetings. Regular meetings of any Committee may be held without notice at such times and places as the Committee may fix from time to time by resolution. Special meetings of any Committee may be called by any member thereof upon not less than 24 hours’ notice stating the place, date and hour of the meeting, which notice may be written or oral and given in any manner permitted for a meeting of the Board of Directors. Any member of a Committee may waive notice of any meeting and attendance of a director at a meeting constitutes a waiver of notice of such meeting. The notice of a meeting of a Committee need not state the business proposed to be transacted at the meeting.

3.5 Quorum. A majority of the members of a Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

3.6 Action Without a Meeting. Any action required or permitted to be taken by a Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Committee.

3.7 Vacancies. In the absence or disqualification of a member of a Committee, a majority of the full Board of Directors may appoint another member of the Board of Directors to fill the vacancy on the Committee.

3.8 Resignations and Removal. Any member of a Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a Committee may resign from the Committee at any time by giving written notice to the Chairman of the Board or President of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

3.9 Procedure. Each Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

ARTICLE FOUR

OFFICERS

4.1 Officers; Election. The Board of Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents of varying levels and titles of authority, and such assistant officers as the Executive Committee shall recommend. Any two or more offices may be held by the same person.

4.2 Chairman of the Board. The Board of Directors may elect from its members a Chairman of the Board, who shall preside at all meetings of the Board of Directors and stockholders as provided herein. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the authority to execute bonds, mortgages or other contracts under the seal of the Corporation. The Chairman of the Board may also appoint a Chief Operating Officer, a Chief Administrative Officer and other officers of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.

4.3 Vice Chairmen of the Board. The Board of Directors may elect from its members one or more Vice Chairmen of the Board. Each Vice Chairman shall at all times report to and remain under the direction of the Chairman of the Board, or the Board of Directors, unless specific executive authority is otherwise delegated. Each Vice Chairman of the Board may preside over meetings of the Board as specified in these bylaws and shall perform such other duties as may be prescribed by the Board of Directors.

4.4 President. The President shall be responsible for administration of the affairs of the Corporation, including general supervision of the policies and financial affairs of the Corporation. He or she shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the Corporation. If the Board of Directors shall not have elected a Chairman of the Board, or if the Chairman of the Board is not available to serve, the President shall preside at all meetings of the stockholders and, if he or she is a director, at all meetings of the Board of Directors of the Corporation unless another director is designated by these bylaws, the Chairman or the Board of Directors. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.

4.5 Secretary. The Secretary shall keep minutes of all meetings of the stockholders and directors and have charge of the minute books, stockholder records and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Chairman, the President or the Board of Directors.

4.6 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He or she shall in general perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him or her by the Chairman, the President or the Board of Directors.

4.7 Vice Presidents. The Vice Presidents, if any, shall perform such duties as are generally performed by vice presidents with equivalent title and restrictions on title, if any, and shall perform such other duties and exercise such other powers as the Chairman, the President or a majority of the Board of Directors shall request or delegate. In the absence of the President or in the event of his death or inability to act, the Vice President shall perform the duties of the President unless the Chairman or the Board has directed another officer to perform such duties, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated at the time of his election, or in the absence of any designation, then in order of level and title of authority and election (or if more than one Vice President is of the same level and title of authority and elected at the same meeting, in the order in which they are listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

4.8 Other Officers. The Board of Directors, the Chairman or the President may appoint such other officers, assistant officers and agents as they, or any of them, may determine. Any Vice President so appointed shall perform such duties as are generally performed by elected Vice Presidents with equivalent title and restrictions on title, if any. Any other officers or assistant officers so appointed shall perform such duties as are generally performed by the elected officers or assistant officers having the same title.

4.9 Removal of Officers. Any officer, assistant officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer or assistant officer appointed by the Chairman of the Board, President or other officer may be removed by the Chairman of the Board, the President, such other officer or the Board of Directors whenever in his or its judgment the best interests of the Corporation will be served thereby.

4.10 Vacancies. Any vacancy in any office, however occurring, may be filled by the Board of Directors.

ARTICLE FIVE

SEAL

5.1 Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words “Corporate Seal” or the word “Seal” in parentheses or scroll accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her on the stock certificates and such other papers as may be directed by law, by these Bylaws or by the Board of Directors.

ARTICLE SIX

CONTRACTS AND CHECKS

6.1 Contracts. To the extent permitted by applicable state regulations, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

6.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

ARTICLE SEVEN

CERTIFICATED AND UNCERTIFICATED SHARES

7.1 Certificates for Shares. The Board of Directors of the Company may provide that some or all of any or all classes or series of the capital stock of the Corporation may be certificated or uncertificated shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, Vice Chairman of the Board, President or by any Vice President of the Corporation authorized by the Board of Directors and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and cancelled except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

7.2 Uncertificated Shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving the issuance of certificates. Such system may include provisions for notice to purchasers in substitution for any required statements on certificates. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

7.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.4 Transfer of Shares. To the extent permitted by applicable state statutes or regulations: (a) transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books; (b) authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation; (c) such transfer shall be made only on surrender for cancellation of the certificate for such shares; and (d) the person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. If shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required on certificates by Florida law.

ARTICLE EIGHT

FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 30th day of September of each year, unless a different fiscal year-end is approved by the Board of Directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Audit Committee of the Board of Directors.

ARTICLE NINE

DIVIDENDS

Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

ARTICLE TEN

INDEMNIFICATION AND INSURANCE

10.1 General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved in, any threatened, pending or completed proceeding (other than a proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the Corporation’s request as a director, officer or employee of another corporation or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding or any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. If deemed to be appropriate by the Board of Directors, the Corporation may also indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved in, any threatened, pending or completed proceeding, (other than a proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was an agent of the Corporation, or is or was serving at the Corporation’s request as an agent of another corporation or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved in, any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the Corporation’s request as a director, officer or employee of another corporation or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding including any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable, unless and only to the extent that the applicable Florida court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the appropriate Florida court or such other court shall deem proper. If deemed to be appropriate by the Board of Directors, the Corporation may also indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved in, any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an agent of the Corporation, or is or was serving at the Corporation’s request as an agent of another corporation or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding including any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable, unless and only to the extent that the applicable Florida court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the appropriate Florida court or such other court shall deem proper.

10.3 Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of, or other involvement in, any proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

10.4 Advancement of Expenses. Expenses incurred by an officer or director in defending, or otherwise being involved in, any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by this Article Ten. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

10.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws, any agreement, the vote of stockholders or disinterested directors, the Articles of Incorporation, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

10.6 Additional Indemnification. Notwithstanding this Article Ten, but in addition thereto, each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators and estate of such person), or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or other enterprise, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by the present and future laws of Florida and any other applicable laws against any liability, cost, payment or expense asserted against, or paid or incurred by, him or her in his or her capacity as such a director, officer or employee.

10.7 Insurance. The Corporation shall purchase and maintain insurance, if such insurance is reasonably available to the Corporation, on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the

Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 10. If deemed to be appropriate by the Board of Directors, the Corporation may also purchase and maintain insurance, if such insurance is reasonably available to the Corporation, on behalf of any person who is or was an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another corporation or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 10.

10.8 Rights of Contract. The rights provided to any person by this Article Ten shall be rights of contract enforceable against the Corporation by such person, who shall be presumed to have relied upon such rights in agreeing to serve or continuing to serve as a director, officer, employee or agent of the Corporation or in such other capacity as provided above, and shall vest at the time such person begins serving in such capacity. In addition, the rights provided to any person by this Article Ten: (i) shall survive the termination of such person’s service as any such director, officer, employee of the Corporation, or any subsidiary, to the extent permitted by law, (ii) insofar as such person served as such at the request of the Corporation for any other enterprise, shall survive the termination of such request as to service prior to termination of such request, and (iii) shall inure to the benefit of the heirs, executors, and administrators, and personal and legal representatives of such persons. Such rights shall continue as long as such person shall be subject to any possible proceeding.

10.9 Amendment. No amendment of this Article Ten shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

10.10 Meaning of Certain Terms for Purposes of Article Ten. For purposes of this Article Ten, the following terms shall have the meanings set forth below:

(i) “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise shall stand in the same position under this Article 10 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(ii) “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust or employee benefit plans;

(iii) “expenses” shall include reasonable attorney’s fees and charges, including those for appeal;

(iv) “liability” shall include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(iv) “proceeding” shall include any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal; and

(vi) “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent, including duties relating to an employee benefit plan, its participants, or beneficiaries.

10.11 Severability. In the event that any of the provisions of this Article Ten (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE ELEVEN

AMENDMENTS

Except as otherwise provided by these Bylaws, these Bylaws may be amended at any time by either the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any bylaw in a manner inconsistent with the provisions of Section 10.9 above, and may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors. The Board shall direct and designate the Executive Committee or other Committee of the Board, in conjunction with legal counsel, to continuously review and update these Bylaws as necessary and appropriate to maintain compliance with applicable laws and regulations and the rules of the stock exchange or over-the-counter market on which the Corporation’s common stock is traded, subject to approval of any amendment by either the Board or the stockholders in accordance with this Article Eleven and the provisions of Florida law.

ARTICLE TWELVE

AFFILIATED TRANSACTIONS AND CONTROL SHARE ACQUISITIONS

The Corporation shall not be governed by the Affiliated Transactions and Control-Share Acquisitions sections (Sections 607.0901 through 607.0902) of the Florida Business Corporation Act or any successor sections or statutes hereinafter enacted.